Exhibit 23.2

                          Independent Auditor's Consent

We consent to the incorporation by reference in the Registration Statement of Fidelity Federal Bancorp on Form S-3 of our report dated January 12, 2001, on the financial statements of Fidelity Federal Bancorp appearing in Fidelity Federal Bancorp's Form 10-K for the year ended December 31, 2000 and to the reference to us under the heading "Experts" in such Registration Statement.



                      /s/ BKD LLP
                      (formerly Olive LLP)


Evansville, Indiana
November 16, 2001